EXHIBIT 32.1

Section 1350 Certifications
Equisource Hotel Fund I, LLP.

Pursuant to Section 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 Pursuant to section 906 of the Sarbanes-Oxley Act of 2002 (subsection (a) and (b) of section 1350, chapter 63 of title 18, United States Code), each of the undersigned officers of Equisource Hotel Fund I, LLP., a Nevada LLP (the "Company"), does hereby certify that:

The Quarterly Report of Form 10-Q for the quarter ended March 31, 2014 (the "Form 10-Q") of the Company fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in the Form 10-Q fairly presents, in all material respects, the financial condition and results of operations of the Company.

Equisource Hotel Fund I, LLP

	By:	/s/ Andrew Jolley
Date: May 20, 2014		Managing Member of our General Partner
Equisource Management, LLC
Name: Andrew Jolley
(Principal Executive Officer)

	By:	/s/ John Reiter
Date: May 20, 2014		Managing Member of our General Partner
Equisource Management, LLC
Name: John Reiter
(Principal Financial Officer, and Principal Accounting Officer)